EXHIBIT 1
                            ARTICLES OF INCORPORATION
                                       of
                           COMPOSITE STOCK FUND, INC.
                         (As Amended September 3, 1949)

     THIS IS TO CERTIFY that we, the undersigned persons, all being residents and citizens of the United States of America and of the State of Washington, do hereby associate ourselves together for the purpose of forming a corporation under the laws of the State of Washington, and for that purpose do execute the following ARTICLES OF INCORPORATION:

                                       I.

     The name of this corporation shall be COMPOSITE STOCK FUND, INC.

                                       II.

     The nature of the business and the objects and purposes to be transacted or carried on by the Corporation are as follows, viz.:

     1. To invest and reinvest the proceeds of the sale of its capital stock, together with the whole or such part as may be determined to be advantageous of the income, earnings, profits and proceeds thereof, in selected and diversified securities, and to acquire, own, hold and dispose of the same. The term "securities" shall be deemed to include stocks, bonds, coupons, debentures, notes, evidences of indebtedness of domestic and foreign, private or public corporations, with or without warrants, or rights appertaining thereto, certificates representing any interest in the foregoing and including certificates of deposit and trust receipts for the foregoing, and obligations of the governments of foreign nations and of the United States of America including all bonds and notes guaranteed to both principal and interest by the United States of America, or of any state of the United States, or any municipal or public corporation of any of the states or of the United States.
     2. To receive, sell, exchange, own, hold or otherwise acquire and dispose of securities of every kind and character, and while the owner of any securities to exercise all rights, powers and privileges of ownership.
     3. To receive, sell, exchange and dispose of such securities, including bonds, coupons, debentures, notes and other evidences of indebtedness, shares of stock, voting trust certificates, certificates of deposit, trust receipts, warrants and rights, as may be appurtenant to securities held by it or into which securities held by it have been converted or transferred, and while remaining the owner thereof to exercise all rights, powers and privileges of ownership, including the right to vote thereon and assent or consent with respect thereto.
     4. In general, to carry on any other activity in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Washington upon corporations, and to do any or all of the things herein set forth (except as herein specifically limited) to the same extent as a natural person might or could do.
     5. Anything contained in these Articles of Incorporation to the contrary notwithstanding this Corporation may not and shall not:

            (a)  Buy securities "on margin";
            (b)  Effect "short sales"of securities;
            (c) Mortgage, pledge or hypothecate securities in any manner whatsoever.

                                      III.

     In furtherance but not in limitation of the general powers of the Corporation, the business and affairs thereof shall be conducted in accordance with the following provisions:

     1. No stockholder of the Corporation shall have any preference right of subscription to any shares of stock of the Corporation, whether now or hereafter authorized, other than such, if any, and to such price, as the Board of Directors, in its discretion, from time to time, may determine, and the Board of Directors may issue stock of the Corporation without offering the same, either in whole or in part, to the stockholders. The acceptance of stock in the Corporation shall be a waiver of any preferential right which, in the absence of this provision, might otherwise be asserted by stockholders of the Corporation, or any of them.
     2. Upon all sales of stock of the Corporation, whether upon original issuance or from treasury stock, the Corporation shall receive not less than the net asset value thereof in effect at the time of sale. The time at which the calculation of the net asset value of a share of stock of the Corporation shall remain in effect shall be prescribed by resolution of the Board of Directors of the Corporation.
     3. The method of determination of the net asset value of a share of stock shall be as follows:

          (a) The value of all bonds and securities of any kind contained in the portfolio shall be taken at the first quoted sales price during the twenty-four hours preceding the calculation, or if no sale has been reported within that period, then at a reasonable price to be computed under rules prescribed by the Corporation but limited to the price between the last bid and asked price preceding the calculation, or should any bond or security contained in its portfolio have no noted sales price, or bid and asked prices, then the value of such bonds and securities shall be computed under rules prescribed by the Board of Directors.
          (b)  By including the amount of all uninvested cash.
          (c)  By included accrued income.
          (d)  By subtracting all sums for which the Corporation is liable.
          (e) The net sums thus derived shall represent the net asset value of the capital stock of the fund in its entirety and the value of each share then issued and outstanding shall be its aliquot of the whole.
          (f) In calculations of the net asset value made at times other than at the close of business on the New York Stock Exchange valuation of portfolio securities may be made by adjusting the valuation used in the most recently determined net asset valuation in accordance with the changes in any well recognized index of stock prices.
          (g) The Board of Directors is empowered in its discretion, to establish other methods for determining such asset value whenever such other methods are deemed by it to be necessary or desirable in order to enable the Company to comply with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder.

     4. Any owner of stock of the Corporation desiring to dispose of all or any part thereof may present the same to the Corporation by depositing with the Corporation the certificate or certificates therefor or a delivery undertaking satisfactory to the Corporation, and the Corporation, to the full extent to which the Corporation at the time of purchase may legally do so under the laws of the State of Washington, shall purchase the stock so presented out of surplus at the net liquidating value thereof. All stock certificates so deposited with the Corporation shall be properly exercised for transfer and accompanied by the necessary stock transfer stamps. The net liquidating value of shares presented for purchase shall be computed on the first day on which the New York Stock Exchange is opened following the day of presentation; provided that the Board of Directors may provide for the computation of the net liquidating value on the day of presentation; provided further that the computation of the net liquidating value and the payment thereof may be postponed in an emergency in accordance with the provisions of the Investment Companies Act of 1940, and any orders, rules or regulations of the Securities and Exchange Commission of the United States. Payment therefor at the net liquidating value shall be made in the regular course of business and shall not be postponed for more than seven (7) days after the date of computation.

     5. The method of determining the net liquidating value of a share of stock shall be as follows:

          (a) The value of all bonds and securities of any kind contained in the portfolio shall be taken at the last quoted sales price during the day fixed for the computation of the net liquidating value, or if no sale has been reported within that period, then at a reasonable price to be computed under rules prescribed by the Corporation but limited to a price between the last bid and asked prices preceding the calculation, or should any bond or security contained in its portfolio give no quoted sales price, or bid and asked price, then the value of such bonds and securities shall be computed under rules prescribed by the Board of Directors.

          (b)  By including the amount of all uninvested cash.

          (c)  By including accrued income.

          (d) By subtracting all sums for which the Corporation is liable. The Fund, however, reserves the right (in its discretion), by computing the liquidating value, to deduct in addition to actual liabilities owed, a reasonable approximation for brokerage commissions, taxes and other costs which would be payable if it is necessary to liquidate assets of the Fund to provide cash for the redemption of shares rendered.

          (e) The net sums thus derived shall represent the net liquidation value of the capital of the Fund in its entirety and the value of each share then issued and outstanding shall be its aliquot of the whole.

     6. The Corporation in such year shall make such distribution to its stockholders as may be ordered by the Board of Directors.

     7. The Corporation may employ, by contract or otherwise, any partnership or corporation to act as manager or managers of the Fund, custodians of its assets, and distributors of its stock, or in any other capacity, whether or not any member, officer, or director thereof is an officer or director or stockholder of this Corporation.

     8. No contract or other transaction between the Corporation and any partnership or corporation, and no act of the Corporation shall in any way be effected or invalidated by the fact that any officer or director of the Corporation is pecuniary or otherwise interested in or a member, officer or director of such partnership or other corporation; provided, that the fact of such interest shall be known to the Board of Directors of the Corporation.

                                       IV.

     The amount of the capital stock of this Corporation shall be $400,000 divided into 400,000 shares of the par value of $.50 per share. The minimum amount of capital with which this Corporation shall commence business is $500. Each share of stock of the Corporation shall be of the same class, described as "Common Stock," and shall be entitled to one vote at all meetings of stockholders for each issued and outstanding share of stock.

                                       V.

     The period of existence of this Corporation shall be perpetual.

                                       VI.

     The number of directors shall be not less than three nor more than fifteen and the names and places of residence of the first directors of this Corporation are as follows:
                    Name                             Address
                    Robert M. Williams              601 Riverside Avenue,
                                                    Spokane, Washington

                    George R. Yancey                601 Riverside Avenue,
                                                    Spokane, Washington

                    Earl David                      Moscow, Idaho

                    Alan G. Paine                   Spokane and Eastern Building
                                                    Spokane, Washington

                    Harlan I. Peyton                Peyton Building
                                                    Spokane, Washington

                    Fred M. Shields                 Radio Central Building
                                                    Spokane, Washington

                    Noel E. Thompson                1126 Paulsen Building,
                                                    Spokane, Washington

                    Warren L. Williams              Columbia Building
                                                    Spokane, Washington

                    Clarence E. Johnston            South 165 Howard Street,
                                                    Spokane, Washington

     The term of office of each director shall be until the first annual meeting of the stockholders of the Corporation and thereafter until their successors are elected and qualified.
     The names and places of residence of each of the incorporators of this Corporation are as follows:

        NAME                    ADDRESS              NUMBER OF SHARES SUBSCRIBED

        Robert M. Williams      601 Riverside Avenue,              50
                                   Spokane, Washington

        George R. Yancey        601 Riverside Avenue,              25
                                   Spokane, Washington

        Alan G. Paine           Spokane and Eastern Building       25
                                   Spokane, Washington

                                      VII.

     The principal place of business of this Corporation shall be 601 Riverside Avenue, Spokane County, State of Washington.

                                      VIII.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, we have hereunto set our hands in triplicate this 5th day of August, 1949.
                                            /s/ R.M. WILLIAMS
                                            /s/ GEORGE R. YANCEY
                                            /s/ ALAN G. PAINE


    STATE OF WASHINGTON )
    County of Spokane                )ss.

     I, the undersigned, a notary public in and for said state, residing at Spokane, do hereby certify that on the 5th day of August 1949, before me personally appeared ROBERT M. WILLIAMS, GEORGE R. YANCEY and ALAN G. PAINE, to me known to be the individuals described in and who executed the within ARTICLES OF INCORPORATION, and they acknowledged to me that they signed the same as their voluntary act and deed for the uses and purposes therein mentioned.
     GIVEN under my hand and official seal this 5th day of August, 1949.

                                                 RUTH H. SIMONS
                                                 Notary Public for the State of
                                                 Washington, residing at Spokane

     I hereby certify that the attached is a true and correct copy of the Articles of Incorporation (as amended) of Composite Stock Fund, Inc.
                                                 H.P. LOWRY

    Subscribed and sworn to before me this 13th day of September, 1949.

                                                 RUTH H. SIMONS
                                                 Notary Public for the State of
                                                 Washington, residing at Spokane



                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       of
                           COMPOSITE STOCK FUND, INC.

     This is to certify that at a regular meeting of the shareholders of Composite Stock Fund, Inc., held at the offices of the company in Spokane, Washington, on January 9, 1951, pursuant to written notice to all stockholders, notifying them of the proposal to amend the Articles of Incorporation, to change the name from Composite Stock Fund, Inc. to Composite Fund, Inc. Amendment to Articles of Incorporation hereinafter stated was adopted by more than fifty per cent of the shareholders of all the stock entitled to vote then outstanding:

                                    ARTICLE I

                      The name of the corporation shall be
                              COMPOSITE FUND, Inc.


                                     GEORGE R. YANCEY
                                     VICE PRESIDENT

                                     H.P. LOWRY
                                     SECRETARY

    Subscribed and sworn to before me this 9th day of January, 1951.

                                     M.J. SICHAFOOSE
                                     Notary Public for the State of
                                     Washington, residing at Spokane.

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       of
                           COMPOSITE STOCK FUND, INC.

     This is to certify that at a regular meeting of the shareholders of Composite Stock Fund, Inc., held at the offices of the company in Spokane, Washington, on January 9, 1951, pursuant to written notice to all shareholders, notifying them of the proposal to amend the Articles of Incorporation, to change the name from Composite Stock Fund, Inc. to Composite Fund, Inc. Amendment to the Articles of Incorporation hereinafter stated was adopted by more than fifty per cent of the shareholders of all the stock entitled to vote then outstanding:

                                    ARTICLE I

                      The name of the corporation shall be
                              COMPOSITE FUND, INC.


                              GEORGE R. YANCEY
                              VICE PRESIDENT

                              H.P. LOWRY
                              SECRETARY

    Subscribed and sworn to before me this 9th day of January, 1951.


                                 M.J. SICHAFOOSE
                         Notary Public for the State of
                        Washington, residing at Spokane.


Article No. 117178     The Seal of the State of Washington, 1889       Domestic

                               Department of State
                                     Olympia
                                  Office of the
                               Secretary of State

     I, EARL COE, Secretary of State of the State of Washington, do hereby certify that

                                     AMENDED

                            ARTICLES OF INCORPORATION
                                     of the
                           COMPOSITE STOCK FUND, INC.
                     (Changing name to Composite Fund, Inc.)

     a Domestic Corporation, of SPOKANE, Washington, were, on the 10th day of January, A.D. 1951, at 3:40 o'clock P.M., filed for record in this office and now remain on file herein, being duly recorded in Book 19, at page 204-205, Domestic Corporations.
                                           IN TESTIMONY WHEREOF, I have
                                           hereunto set my hand and affixed
                                           hereto the Seal of the State of
                                           Washington.
                                           Done at the Capitol, at Olympia, this
    IMPRESSION                             10th day of January, A.D. 1951.
    OF THE SEAL
    OF THE STATE                           EARL COE,
    OF WASHINGTON                          Secretary of State
    1889.

                                           By  RAY J. YEOMAN
                                           Assistant Secretary of State.



                              ARTICLES OF AMENDMENT
                                       OF
                              COMPOSITE FUND, INC.

     Articles of Amendment of the Articles of Incorporation of COMPOSITE FUND, INC. are herein executed by said corporation, pursuant to the provisions of Revised Code of Washington 23A.16.040 and 23A.16.050, as follows:

    1.  The name of the corporation is COMPOSITE FUND, INC.

    2. The amendment to the Articles of Incorporation of said corporation is as follows:

                 Article I shall be amended to read as follows:

                                    ARTICLE I
        The name of this corporation shall be COMPOSITE GROWTH FUND, INC.

                 ARTICLE IV shall be amended to read as follows:

                                   ARTICLE IV
The amount of the capital stock of this corporation shall be $20,000,000 divided into 40,000,000 shares of the par value of $.50 per share. The minimum amount of capital with which this Corporation shall commence business is $500. Each issued and outstanding share of stock of the Corporation shall be of the same class, described as 'common shares' and shall be entitled to one vote at all meetings of the stockholders.

    3. The date of the adoption of said amendment by the shareholders of said corporation is January 14, 1986.

    4. The number of shares outstanding of said corporation as of the record date of November 29, 1985 is 4,661,045.

    5. The number of shares entitled to vote on said amendment, all of which are capital common stock, was 4,661,045.

    6. The number of shares voted for and against the amendment to Article I were as follows:

                        For amendment:   3,183,519
                        Against amendment:  139,976.415
                        Abstained:  105,588.953

The number of shares voted for and against the amendment to Article IV were as follows:

                        For amendment:   3,163,125
                        Against amendment:  103,490.406
                        Abstained:  162,469.074

     7. The manner in which said amendment effects a change in the amount of stated capital of said corporation is as follows:

                         The amount of stated capital has been increased by said amendment from $4,000,000 to $20,000,000.

                                        DATED:  January 20, 1986

                                                  COMPOSITE FUND, INC.
                                                  By Lee J. Sahlin
                                                  President

                                                  By B.L. Brooks
                                                  Secretary


                              ARTICLES OF AMENDMENT
                                       OF
                           COMPOSITE GROWTH FUND, INC.

     Articles of Amendment of the Articles of Incorporation of COMPOSITE GROWTH FUND, INC. (the "Corporation") are herein executed by the Corporation pursuant to the provisions of RCW 23B.10.060 as follows:

    1.  The name of the Corporation is COMPOSITE GROWTH FUND, INC.

    2. The amendment to the Articles of Incorporation of the Corporation is as follows:

          Article IV of the Articles of Incorporation hereby is amended in its entirety to read as set forth below:

          ARTICLE IV

          AUTHORIZED SHARES

          The total number of shares which the Corporation shall have the authority to issue is forty million (40,000,000) shares having a par value of $.0001 per share. The shares shall be classified initially into two classes, consisting of twenty-five million (25,000,000) shares of Class A Common Stock and fifteen million (15,000,000) shares of Class B Common Stock. The shares of the Corporation's capital stock issued and outstanding at the effective date of the amendment adding this provision are hereby reclassified as "Class A Common Stock."

          The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of any class of the Corporation, including classes established in separate portfolios, by setting, changing, eliminating or designating specific distinctions and preferences, conversion or other rights, powers, restrictions, limitations as to dividends, and qualifications or terms and conditions of or rights to require redemption of such shares.

          Each holder of record of a share of capital stock of the Corporation shall be entitled to one vote for each share registered in such holder's name, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as described above, (ii) in the event that the separate vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class, and (iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only holders of shares of the one or more affected classes shall be entitled to vote.

          Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends and distributions of income and capital gains with respect to the Class A Common Stock or the Class B Common Stock, and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem necessary or appropriate.

    3. The date of the adoption of the amendment by the Corporation is December 21, 1993.

    4.  The amendment was adopted by (check one of the following statements):

          (  ) The incorporators.  Shareholder action was not required.
          (  ) The board of directors.  Shareholder action was not required.
          (X) Duly approved shareholder action in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

    5.  These Articles of Amendment shall be effective upon filing.

                    DATED:  February 7, 1994

                    COMPOSITE GROWTH FUND, INC.
                    By  William G. Papesh, President

    STATE OF WASHINGTON)
                                                  )ss.
    County of Spokane               )

     I certify that I know or have satisfactory evidence that William G. Papesh is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the President of COMPOSITE GROWTH FUND, INC. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

                    DATED:  February 7, 1994
                                           /s/
                                           Name:  Lawrence R. Small
                                           Notary Public in and for the State of
                                           Washington, residing at Spokane
                                           My commission expires:  9/26/95